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EXHIBIT 11.1

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UNIFIED FINANCIAL SERVICES, INC.
EARNINGS PER SHARE CALCULATION

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                                                                                           THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                      ----------------------------
                                                                                          2001            2000
                                                                                      -----------      -----------

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INCOME AVAILABLE TO COMMON STOCKHOLDERS
     Net income (loss)............................................................    $   202,656      $(1,216,546)

CALCULATION OF COMMON STOCK
     Common shares outstanding at beginning
        of period.................................................................      2,880,028        2,869,862
     Shares issued in private placement during period.............................             --            8,600
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        Common shares used in basic calculation...................................      2,880,028        2,878,462
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     Common stock equivalent of options...........................................        170,502          101,406
                                                                                      -----------      -----------
        Common shares used in fully diluted calculation...........................      3,050,530        2,979,868
                                                                                      -----------      -----------

EARNINGS PER SHARE
     Basic..........................................................................  $       .07      $      (.42)
                                                                                      ===========      ===========
     Fully diluted................................................................    $       .07      $      (.41)
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